Exhibit 99.1
Interwoven Announces Record Third Quarter Financial Results
Revenue Growth of 19%; 114 New Customers
SAN JOSE, Calif. — October 23, 2008 - Interwoven, Inc. (NASDAQ: IWOV), a global leader in content management solutions, today announced financial results for the three and nine months ended September 30, 2008.
Interwoven reported total revenues of $65.9 million for the third quarter of 2008, an increase of 19% from total revenues of $55.5 million for the third quarter of 2007. Net income for the third quarter of 2008, calculated in accordance with generally accepted accounting principles, was $7.7 million, or $0.16 per share, compared to net income of $4.1 million, or $0.09 per share, for the same period in 2007. On a non-GAAP basis, Interwoven reported a net income of $8.4 million for the third quarter of 2008, or $0.18 per share, compared to non-GAAP net income of $7.3 million, or $0.16 per share, for the third quarter of 2007.
For the nine months ended September 30, 2008, Interwoven reported total revenues of $190.5 million, an increase of 17% from total revenues of $162.8 million for the same period in 2007. Net income for the nine months ended September 30, 2008, calculated in accordance with generally accepted accounting principles, was $21.3 million, or $0.45 per share, compared to a net income of $13.0 million, or $0.28 per share, for the same period in 2007. On a non-GAAP basis, Interwoven reported net income of $24.0 million for the nine months ended September 30, 2008, or $0.52 per share, compared to non-GAAP net income of $20.1 million, or $0.43 per share, for the same period in 2007.
Reconciliations of net income and net income per share calculated in accordance with generally accepted accounting principles and non-GAAP net income and non-GAAP net income per share are provided in the tables immediately following the consolidated statements of operations. Additional information about the company’s non-GAAP financial measures can be found under the caption “Non-GAAP Financial Information” below.
“Our third quarter performance — in which we delivered the largest top line revenues in our company’s history — represents the 20th consecutive quarter of year-over-year revenue growth for Interwoven,” said Joe Cowan, CEO at Interwoven. “We have continued to perform from a position of strength, with a large and growing customer base, strong balance sheet, recognized leadership position, and solutions that deliver much needed business impact. Now more than ever, our customers view Interwoven’s solutions as key to helping them win new business and get the maximum value from their content.”
Customer Success Highlights
•	During the quarter, Interwoven added 114 new customers, bringing the total to over 4,600 customers worldwide.

•	Notable customer orders included: Akin Gump Strauss Hauer & Feld LLP, Blue Cross Blue Shield of Tennessee, Caterpillar Inc., Cox Communications, Digi-Key Corporation, Hunton & Williams LLP, ICICI Bank, J&A Garrigues, Kao Corporation, Kawasaki Motor Corporation, Lathrop & Gage LC, Montgomery, McCracken, Walker & Rhoads LLP, and The Carphone Warehouse Group PLC.

Product News
•	Interwoven Enhances Flagship Offerings for Maximizing Online Business Performance - In the third quarter, Interwoven announced the general availability of enhanced versions of Interwoven TeamSite and Interwoven LiveSite. These versions provide a wide range of innovations that allow marketers to more rapidly create and refresh Website content, and to more easily target that content to a broader set of Website visitors.

•	Interwoven Continues to Redefine Web Optimization with Launch of Adaptive Targeting - Earlier this week, Interwoven announced the availability of Interwoven Optimost Adaptive Targeting, dramatically enhancing the ability of businesses to identify the best combination of content for each Web visitor based on a wide-range of audience characteristics and behaviors. Adaptive Targeting joins Interwoven’s current solutions to create the industry’s most comprehensive set of targeting offerings, providing an unequaled ability to identify new audience segments, continually refine existing segments, and deliver optimized content to every visitor.

•	Interwoven Delivers Enhanced Digital Asset Management to Increase Business Agility and Speed - Earlier this week, Interwoven announced the general availability of an enhanced version of Interwoven MediaBin, the company’s Digital Asset Management solution. The new version of MediaBin gives marketers increased speed, interactivity, and control for managing and deploying rich media assets.

•	Interwoven and Lexis Nexis Team Up to Introduce Integrated Solution - In the third quarter, Interwoven announced that it has entered into an agreement with global business information solution provider LexisNexis to integrate and launch Lexis® Search Advantage, a new search enrichment offering, with Interwoven Universal Search. The integration of Lexis Search Advantage with Interwoven Universal Search combines the market leading enterprise search solution for professional service firms with content and services from LexisNexis® to provide lawyers with a single destination to efficiently find and leverage internal work product and trusted content from LexisNexis.

•	Interwoven RecordsManager Enhanced - In the third quarter, Interwoven announced enhancements to Interwoven RecordsManager, which significantly expands upon Interwoven’s strategy of delivering an integrated governance solution for electronic documents and physical records. The new capabilities in Interwoven RecordsManager simplify the management of records centers, ease the implementation and configuration of the solution, and provide key stakeholders in the records process a user experience finely tuned to their specific roles.
Business Highlights
•	Interwoven Acquires Discovery Mining - On August 4, Interwoven announced that it completed the acquisition of Discovery Mining, a leading provider of software and services for eDiscovery to professional services firms and corporations. The acquisition of Discovery Mining extends Interwoven’s offering — the legal industry’s de facto standard for organizing, finding, and governing matter content — by adding a service for managing eDiscovery. In the two months following the acquisition, Interwoven is seeing increasing demand and participation in a larger number of opportunities.

•	Interwoven Web Solutions Gain Traction with Key Customer Wins - In the last three months, Interwoven announced several strategic wins that showcase how businesses are turning to Interwoven to transform their online presence and engage with customers. These include American Medical Association, CPS Energy, Discovery Communications, Premier Farnell, Shutterfly, and T. Rowe Price. For example, Discovery Communications is using Interwoven’s Web Solutions to power PlanetGreen.com, the online counterpart of Discovery’s Planet Green television network launched this summer. Interwoven’s Web Solutions enable Discovery to provide a compelling and dynamic online experience to the community of environmental enthusiasts that visit PlanetGreen.com every day.

•	Interwoven Names Jeff Kissling Senior Vice President of Engineering - On August 19, Interwoven announced that Jeff Kissling has been appointed senior vice president of engineering. Kissling brings nearly 30 years of experience in leading engineering teams in the development of enterprise-class technologies. Most recently, Kissling served as senior vice president of technology transition for JDA Software Group, Inc. Kissling came to JDA as a result of the company’s 2006 acquisition of Manugistics Group, Inc., where he was chief technology officer and was responsible for the entire lifecycle of Manugistics’ products and services. Prior to Manugistics, Kissling was the chief technology officer at both BAAN (now a unit of SSA Global Technologies, Inc.) and Invensys Manufacturing and Process Systems.
Non-GAAP Financial Information
To supplement the company’s consolidated financial statements presented in accordance with generally accepted accounting principles, Interwoven uses measures of operating results, net income, net income per share, and shares used in the net income per share calculation, which are adjusted to exclude restructuring and excess facilities charges and recoveries, stock-based compensation expense, amortization of intangible assets, recoveries from amounts held in escrow related to the settlement of certain claims associated with the acquisition of Scrittura, costs associated with the company’s completed voluntary review of historical stock option grant procedures and related accounting, expenses incurred associated with the Company’s new corporate headquarters while in the process of completing tenant improvements and the related tax impact of these adjustments. These non-GAAP results are not in accordance with, or an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America, and the company’s non-GAAP measures may be different from non-GAAP measures used by other companies. Interwoven believes that the presentation of non-GAAP results provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Interwoven also believes that where the adjustments used in calculating non-GAAP net income and non-GAAP net income per share are based on specific, identified charges that impact different line items in the consolidated statements of operations (including cost of revenues-license, cost of revenues-support and service, sales and marketing, research and development, general and administrative expenses and provision for income taxes), it is useful to investors to know how these specific line items in the consolidated statements of operations are affected by these adjustments. For its internal budgets, Interwoven’s management uses consolidated financial statements that do not include restructuring and excess facilities charges and recoveries, stock-based compensation expense, amortization of intangible assets, recoveries from amounts held in escrow related to the settlement of certain claims associated with the acquisition of Scrittura, costs associated with the company’s completed voluntary review of historical stock option grant procedures and related accounting, expenses incurred associated with the Company’s new corporate headquarters while in the process of completing tenant improvements and the related tax impact of these adjustments. Interwoven uses these non-GAAP measures in assessing corporate performance and determining incentive compensation. Readers are advised to review and consider carefully the financial information prepared in accordance with accounting principles generally accepted in the United States of America contained in this press release and Interwoven’s periodic filings with the Securities and Exchange Commission.
Conference Call Information
Interwoven’s 2008 third quarter financial results, its financial outlook for the fourth quarter of 2008 will be discussed today, October 23, 2008 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
Conference Call Details:

Date:	Thursday, October 23, 2008

Time:	2:00 p.m. PDT (5:00 p.m. EDT)

Live Dial-in #:	877-723-9502 or 719-325-4834

Replay Dial-in #:	888-203-1112 or 719-457-0820

Replay Passcode:	4131260

Audio Webcast instructions will be available on Interwoven’s Website at http://www.interwoven.com/investors. The call replay will be available starting on October 23, 2008 at approximately 5:00 p.m. Pacific Time (5:00 p.m. Eastern Time) for a limited time period.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking” statements, including statements about historical results that may suggest trends in our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Our forward-looking statements include statements about customer demand. Actual results could differ materially from our current expectations as a result of many factors including: factors beyond our control such as general geopolitical and economic conditions; conditions in the financial services markets; the overall demand for enterprise software and services and general political and economic developments; our ability to develop new products, services, features and functionality successfully and on a timely basis; customer acceptance of our solutions; changes in customer spending on enterprise content management initiatives; our ability to cross-sell and up-sell additional products into our installed base of customers; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; the timing and impact of acquisition-related costs or amortization costs for acquired intangible assets; the success of our strategic business alliances; intense competition in our markets; changes in key personnel; the introduction of new products or services by competitors; and the ongoing consolidation in our markets. These and other risks and uncertainties associated with our business are described in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.
About Interwoven
Interwoven is a global leader in content management solutions. Interwoven’s software and services enable organizations to maximize online business performance and organize, find, and govern business content. Interwoven solutions unlock the value of content by delivering the right content to the right person in the right context at the right time. Over 4,600 of the world’s leading companies, professional services firms, and governments have chosen Interwoven, including adidas, Airbus, Avaya, BT, Cisco, Citi, Delta Air Lines, DLA Piper, the Federal Reserve Bank, FedEx, Grant Thornton, Hilton Hotels, Hong Kong Trade and Development Council, HSBC, LexisNexis, MasterCard, Microsoft, Samsung, Shell, Qantas Airways, Tesco, Virgin Mobile, and White & Case. Over 20,000 developers and over 300 partners enrich and extend Interwoven’s offerings. To learn more about Interwoven, please visit www.interwoven.com.
Investor Relations Contact:
Keren Ackerman
Interwoven, Inc.
(408) 953-7284
kackerman@interwoven.com
Media Relations Contact:
Randy Cairns
Interwoven, Inc.
(408) 953 7111
rcairns@interwoven.com

INTERWOVEN, INC.
Consolidated Balance Sheets
(In thousands)

	September 30, 2008	December 31, 2007
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$71,185	$68,453
Short-term investments	91,682	88,896
Accounts receivable, net	44,373	39,000
Prepaid expenses and other current assets	10,237	8,252

Total current assets	217,477	204,601

Property and equipment, net	15,963	16,247
Goodwill	237,056	217,777
Other intangible assets, net	29,548	20,960
Deferred tax assets	4,202	5,895
Other assets	1,811	2,878

Total assets	$506,057	$468,358

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$3,717	$4,378
Accrued liabilities	31,352	30,707
Restructuring and excess facilities accrual	1,099	1,618
Deferred revenues	68,535	60,957

Total current liabilities	104,703	97,660

Accrued liabilities	8,072	7,816
Restructuring and excess facilities accrual	1,206	2,016
Deferred revenues	1,529	1,020

Total liabilities	115,510	108,512

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—
Common stock	46	45
Additional paid-in capital	777,100	766,660
Accumulated other comprehensive income	(663)	415
Accumulated deficit	(385,936)	(407,274)

Total stockholders’ equity	390,547	359,846

Total liabilities and stockholders’ equity	$506,057	$468,358

INTERWOVEN, INC.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues:
License	$24,160	$21,225	$69,510	$61,856
Support and service	41,705	34,228	120,974	100,927

Total revenues	65,865	55,453	190,484	162,783

Cost of revenues:
License	1,587	1,859	5,531	5,905
Support and service	16,743	13,915	48,255	40,548

Total cost of revenues	18,330	15,774	53,786	46,453

Gross profit	47,535	39,679	136,698	116,330

Operating expenses:
Sales and marketing	22,311	19,000	67,018	59,008
Research and development	10,513	9,552	30,145	27,928
General and administrative	6,251	6,812	17,332	17,742
Amortization of intangible assets	734	814	2,070	2,470
Restructuring and excess facilities charges	18	1	14	65

Total operating expenses	39,827	36,179	116,579	107,213

Income from operations	7,708	3,500	20,119	9,117

Interest income and other, net	878	2,199	3,305	6,973

Income before provision for income taxes	8,586	5,699	23,424	16,090

Provision for income taxes	849	1,638	2,086	3,096

Net income	$7,737	$4,061	$21,338	$12,994

Basic net income per common share	$0.17	$0.09	$0.46	$0.29

Shares used in computing basic net income per common share	45,951	45,293	45,662	44,995

Diluted net income per common share	$0.16	$0.09	$0.45	$0.28

Shares used in computing diluted net income per common share	47,133	46,538	46,696	46,555

INTERWOVEN, INC.
Impact of Non-GAAP Adjustments on Reported Net Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2008			September 30, 2007
	As reported	Adjustments	Non-GAAP	As reported	Adjustments	Non-GAAP
Revenues:
License	$24,160	$—	$24,160	$21,225	$—	$21,225
Support and service	41,705	—	41,705	34,228	—	34,228

Total revenues	65,865	—	65,865	55,453	—	55,453

Cost of revenues:
License (1)	1,587	(619)	968	1,859	(977)	882
Support and service (1) (2)	16,743	(733)	16,010	13,915	(169)	13,746

Total cost of revenues	18,330	(1,352)	16,978	15,774	(1,146)	14,628

Gross profit	47,535	1,352	48,887	39,679	1,146	40,825

Operating expenses:
Sales and marketing (2)	22,311	(803)	21,508	19,000	(450)	18,550
Research and development (2)	10,513	(493)	10,020	9,552	(213)	9,339
General and administrative (2) (3)	6,251	(705)	5,546	6,812	(2,783)	4,029
Amortization of intangible assets (1)	734	(734)	—	814	(814)	—
Restructuring and excess facilities charges (4)	18	(18)	—	1	(1)	—

Total operating expenses	39,827	(2,753)	37,074	36,179	(4,261)	31,918

Income from operations	7,708	4,105	11,813	3,500	5,407	8,907

Interest income and other, net	878	—	878	2,199	—	2,199

Income before provision for income taxes	8,586	4,105	12,691	5,699	5,407	11,106

Provision for income taxes (5)	849	3,466	4,315	1,638	2,138	3,776

Net income	$7,737	$639	$8,376	$4,061	$3,269	$7,330

Diluted net income per common share	$0.16		$0.18	$0.09		$0.16

Shares used in computing diluted net income per common share	47,133		47,133	46,538		46,538

(1)	For the three months ended September 30, 2008, adjustments reflect the reversal of amortization of purchased technology of $619,000 in cost of revenues — license and $379,000 in cost of revenues — support and service. For the three months ended September 30, 2007 adjustments reflect the reversal of amortization of purchased technology of $1.0 million in cost of revenues — license and none in cost of revenues — support and service. For the three months ended September 30, 2008 and 2007, adjustments reflect the reversal of $734,000 and $814,000, respectively, associated with the amortization of intangible assets.

(2)	For the three months ended September 30, 2008 and 2007, adjustments reflect the reversal of stock-based compensation expense of $354,000 and $169,000, respectively, in cost of revenues - support and service, $803,000 and $450,000, respectively, in sales and marketing, $493,000 and $213,000, respectively, in research and development and $705,000 and $469,000, respectively, in general and administrative.

(3)	For the three months ended September 30, 2007, adjustment reflects the reversal of $2.3 million in expenses incurred in connection with the Company’s voluntary review of historical stock option grant procedures and related accounting.

(4)	For the three months ended September 30, 2008 and 2007, adjustments reflect the reversal of $18,000 and $1,000, respectively, in adjustments associated with the Company’s restructuring and excess facilities accrual.

(5)	For the three months ended September 30, 2008 and 2007, adjustments reflect an additional hypothetical tax provision of $3.5 million and $2.1 million, respectively, associated with the non-GAAP adjustments.

INTERWOVEN, INC.
Impact of Non-GAAP Adjustments on Reported Net Income
(In thousands, except per share amounts)
(Unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2008			September 30, 2007
	As reported	Adjustments	Non-GAAP	As reported	Adjustments	Non-GAAP
Revenues:
License	$69,510	$—	$69,510	$61,856	$—	$61,856
Support and service	120,974	—	120,974	100,927	—	100,927

Total revenues	190,484	—	190,484	162,783	—	162,783

Cost of revenues:
License (1)	5,531	(2,475)	3,056	5,905	(3,429)	2,476
Support and service (1) (2)	48,255	(2,086)	46,169	40,548	(460)	40,088

Total cost of revenues	53,786	(4,561)	49,225	46,453	(3,889)	42,564

Gross profit	136,698	4,561	141,259	116,330	3,889	120,219

Operating expenses:
Sales and marketing (2)	67,018	(2,436)	64,582	59,008	(1,325)	57,683
Research and development (2)	30,145	(1,287)	28,858	27,928	(651)	27,277
General and administrative (2) (3)	17,332	(2,598)	14,734	17,742	(6,455)	11,287
Amortization of intangible assets (1)	2,070	(2,070)	—	2,470	(2,470)	—
Restructuring and excess facilities charges (4)	14	(14)	—	65	(65)	—

Total operating expenses	116,579	(8,405)	108,174	107,213	(10,966)	96,247

Income from operations	20,119	12,966	33,085	9,117	14,855	23,972

Interest income and other, net (5)	3,305	—	3,305	6,973	(472)	6,501

Income before provision for income taxes	23,424	12,966	36,390	16,090	14,383	30,473

Provision for income taxes (6)	2,086	10,287	12,373	3,096	7,265	10,361

Net income	$21,338	$2,679	$24,017	$12,994	$7,118	$20,112

Diluted net income per common share	$0.45		$0.52	$0.28		$0.43

Shares used in computing diluted net income per common share	46,696		46,696	46,555		46,555

(1)	For the nine months ended September 30, 2008, adjustments reflect the reversal of amortization of purchased technology of $2.5 million in cost of revenues — license and $1.1 million in cost of revenues — support and service. For the nine months ended September 30, 2007 adjustments reflect the reversal of amortization of purchased technology of $3.4 million in cost of revenues — license and none in cost of revenues — support and service. For the nine months ended September 30, 2008 and 2007, adjustments reflect the reversal of $2.1 million and $2.5 million, respectively, associated with the amortization of intangible assets.

(2)	For the nine months ended September 30, 2008 and 2007, adjustments reflect the reversal of stock-based compensation expense of $949,000 and $460,000, respectively, in cost of revenues - support and service, $2.4 million and $1.3 million, respectively, in sales and marketing, $1.3 million and $651,000, respectively, in research and development and $2.6 million and $996,000, respectively, in general and administrative.

(3)	For the nine months ended September 30, 2007, adjustments reflects the reversal of $4.7 million in expenses incurred in connection with the Company’s completed voluntary review of historical stock option grant procedures and related accounting and the reversal of $758,000 in expenses incurred associated with the Company’s new corporate headquarters while in the process of completing tenant improvements.

(4)	For the nine months ended September 30, 2008 and 2007, adjustments reflect an increase of $14,000 and a reversal of $65,000, respectively, in adjustments associated with the Company’s restructuring and excess facilities accrual.

(5)	For the nine months ended September 30, 2007, adjustment reflects the reversal of recoveries from amounts of $472,000 held in escrow related to the settlement of certain claims associated with the acquisition of Scrittura, Inc.

(6)	For the nine months ended September 30, 2008 and 2007, adjustments reflect an additional hypothetical tax provision of $10.3 million and $7.3 million, respectively, associated with the non-GAAP adjustments.